Exhibit 99.1

CareFusion News

3750 Torrey View Ct
San Diego, CA 92130
www.CareFusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com	Investors:	Carol Cox (858) 617-2020 carol.cox@carefusion.com

CAREFUSION REPORTS THIRD QUARTER RISE IN REVENUE, EARNINGS

•	Revenue increased 4 percent to $867 million and operating income increased 70 percent to $146 million

•	GAAP diluted earnings per share (EPS) from continuing operations increased to $0.38, or $0.42 on an adjusted basis

•	Company raises the lower end of 2011 guidance for adjusted EPS from continuing operations to $1.60, narrowing the range to $1.60 to $1.65

SAN DIEGO, May 5, 2011 – CareFusion Corp. (NYSE: CFN), a leading, global medical technology company, today reported results for the three and nine months ended March 31, 2011.

“Our business performed well in the quarter, driving revenue and operating earnings growth year-over-year and expanding margins through a favorable product mix and disciplined expense control,” said Kieran Gallahue, chairman and CEO. “Our earnings for the quarter outperformed our internal expectations, giving us confidence to raise the lower end of our adjusted EPS guidance and narrow the range to $1.60 to $1.65. Additionally, we continue to make progress in our efforts to optimize our product portfolio. We recently completed the divestiture of two businesses and acquired Vestara, expanding our core Pyxis medication management portfolio to include technology that enables hospitals to automate the segregation of pharmaceutical waste.”

CareFusion’s reported results compare to the three and nine month periods ended March 31, 2010.

Results from the company’s International Surgical Products (ISP) business, which had been included in the Medical Technologies and Services segment and was divested in April 2011, have been classified as discontinued operations in the accompanying financial tables. Reported results for continuing operations and comparisons to prior periods exclude the historical results of the ISP business.

Third Quarter Results

Revenue for the third quarter of fiscal 2011 increased 4 percent to $867 million on a reported basis and 3 percent on a constant currency basis, driven primarily by increased sales in the Infusion, Infection Prevention and Dispensing businesses. Operating income was $146 million and income from continuing operations was $86 million, or $0.38 per diluted share. Excluding nonrecurring items, adjusted operating income increased $51 million to $155 million and adjusted income from continuing

CareFusion News

operations increased $41 million to $94 million, or $0.42 per diluted share. The adjusted tax rate for the quarter was 31.7 percent.

Operating expenses, including selling, general and administrative (SG&A), research and development (R&D), restructuring and acquisition integration charges and gain on the sale of assets totaled $301 million, or 35 percent of total revenue. Excluding $9 million of nonrecurring items, adjusted operating expenses totaled $292 million, or 34 percent of total revenue. Adjusted SG&A expenses were $253 million and R&D investments totaled $39 million.

Critical Care Technologies

Revenue for the Critical Care Technologies segment increased 5 percent to $661 million driven by Infusion product sales, including core growth and a contribution from the May 2010 acquisition of Medegen, and an increase in Dispensing sales. These increases were offset by an expected decrease in Respiratory sales due to a weak post H1N1 environment. Segment profit increased 49 percent to $115 million, and adjusted segment profit increased 43 percent to $129 million.

Medical Technologies and Services

Revenue for the Medical Technologies and Services segment decreased 1 percent to $206 million, driven by the loss of revenue from the company’s May 2010 divestiture of the Research Services business, which was essentially offset by increased sales from the Infection Prevention and Medical Specialties businesses. Net of this divestiture, revenue growth would have been 8 percent. Segment profit increased 78 percent to $16 million, and adjusted segment profit increased 86 percent to $26 million.

Nine-Month Results

Revenue for the first nine months of fiscal 2011 increased 1 percent to $2.56 billion. Operating income increased to $347 million and income from continuing operations was $195 million, or $0.87 per diluted share. Excluding nonrecurring items, adjusted operating income increased $47 million to $423 million and adjusted income from continuing operations increased $32 million to $253 million, or $1.13 per diluted share.

Operating expenses totaled $958 million or 37 percent of total revenue. Excluding $76 million of nonrecurring items, adjusted operating expenses totaled $882 million, or 34 percent of total revenue. Adjusted SG&A expenses were $767 million, and R&D investments totaled $115 million.

Critical Care Technologies

Revenue for the Critical Care Technologies segment increased 2 percent to $1.96 billion. Segment profit increased 3 percent to $298 million, or 9 percent to $357 million on an adjusted basis.

Medical Technologies and Services

Revenue for the Medical Technologies and Services segment decreased 2 percent to $602 million. Segment profit was even with the prior year at $34 million, and increased 35 percent to $66 million on an adjusted basis.

CareFusion News

Fiscal 2011 Outlook

CareFusion reaffirmed its fiscal 2011 revenue guidance of low single digit growth over fiscal 2010 revenue of $3.5 billion. In addition, the company narrowed its outlook for adjusted diluted EPS from continuing operations for fiscal 2011 to a range of $1.60 to $1.65, the upper end of its previously provided guidance range of $1.58 to $1.65. The guidance is based on an assumed diluted weighted average outstanding share count of approximately 225 million.

Conference Call

CareFusion will host a conference call today at 2 p.m. PDT (5 p.m. EDT) to discuss earnings results for the third quarter fiscal 2011.

To access the call and corresponding slide presentation, visit the Investors page at www.carefusion.com. Log on at least 15 minutes before the call begins to register and download or install any necessary audio software.

Investors and other interested parties may also access the call by dialing (800) 901-5247 within the U.S. or (617) 786-4501 from outside the U.S., and use the access code 55257170. A replay of the conference call will be available from 5 p.m. PDT (8 p.m. EDT) on May 5 through 8:59 p.m. PDT (11:59 p.m. EDT) on May 12 and can be accessed by dialing (888) 286-8010 in the U.S. or (617) 801-6888 Internationally and using the access code 91057852.

About CareFusion CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve patient care. The company develops market-leading technologies including Alaris® infusion pumps, Pyxis® automated dispensing and patient identification systems, AirLife™, AVEA® and LTV® series of ventilators and respiratory products, ChloraPrep® skin prep products, MedMined™ services for data mining surveillance, V. Mueller® and Snowden-Pencer® surgical instruments and NeuroCare diagnostic products. CareFusion employs more than 14,000 people across its global operations. More information may be found at www.carefusion.com.

###

Use of Non-GAAP Financial Measures by CareFusion Corporation

This CareFusion news release presents non-GAAP financial measures that exclude certain amounts, as follows: “adjusted operating expenses”, “adjusted SG&A expenses” and “adjusted operating income”, which exclude nonrecurring items primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, and nonrecurring gain on the sale of assets; “adjusted income from continuing operations”, “adjusted diluted earnings per share from continuing operations” and “adjusted effective tax rate”, which exclude nonrecurring items primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, nonrecurring gain on the sale of assets, and nonrecurring tax items; and “adjusted segment profit”, which excludes nonrecurring items primarily related to the spinoff and nonrecurring restructuring and acquisition integration charges.

The most directly comparable measure for these non-GAAP financial measures are operating expenses, SG&A expenses, operating income, income from continuing operations, diluted earnings per share from continuing operations, effective tax rate, and segment profit (the most comparable GAAP measures). The company has included below unaudited adjusted financial information for the quarter and nine month periods ended March 31, 2011 and 2010, which includes a reconciliation of GAAP to non-GAAP financial measures.

CareFusion News

In addition, CareFusion presents the non-GAAP financial measure “adjusted diluted earnings per share from continuing operations” on a forward-looking basis. The most directly comparable forward-looking GAAP measure for the company is diluted earnings per share from continuing operations. CareFusion is unable to provide a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP measure, because the company cannot reliably forecast restructuring and acquisition integration costs, and other nonrecurring costs. Please note that the unavailable reconciling items could significantly impact CareFusion’s future financial results. A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding CareFusion’s financial condition and results of operations is included as Exhibit 99.3 to CareFusion’s report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2011.

Cautions Concerning Forward-looking Statements

The CareFusion news release and the information contained herein contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: we may be unable to effectively enhance our existing products or introduce and market new products or may fail to keep pace with advances in technology; we are subject to complex and costly regulation; cost containment efforts of our customers, purchasing groups, third-party payers and governmental organizations could adversely affect our sales and profitability; current economic conditions have and may continue to adversely affect our results of operations and financial condition; we may be unable to realize any benefit from our cost reduction and restructuring efforts and our profitability may be hurt or our business otherwise might be adversely affected; we may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; defects or failures associated with our products and/or our quality system could lead to the filing of adverse event reports, recalls or safety alerts and negative publicity and could subject us to regulatory actions; we are currently operating under an amended consent decree with the FDA and our failure to comply with the requirements of the amended consent decree may have an adverse effect on our business; and our success depends on our key personnel, and the loss of key personnel or the transition of key personnel, including our chief executive officer, could disrupt our business. The CareFusion news release and the information contained herein reflect management’s views as of May 5, 2011. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CareFusion News

CAREFUSION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
(in millions, except per share amounts)	2011	2010	2011	2010
Revenue	$867	$837	$2,564	$2,542
Cost of Products Sold	420	423	1,259	1,263

Gross Margin	447	414	1,305	1,279
Selling, General and Administrative Expenses	263	285	805	834
Research and Development Expenses	39	42	115	115
Restructuring and Acquisition Integration Charges	14	1	53	7
Gain on the Sale of Assets	(15)	—	(15)	—

Operating Income	146	86	347	323
Interest Expense and Other, Net	19	27	62	89

Income Before Income Tax	127	59	285	234
Provision for Income Tax	41	72	90	123

Income (Loss) from Continuing Operations	86	(13)	195	111
Discontinued Operations
Impairment/Loss from the Disposal of Discontinued Businesses, Net of Tax	(40)	—	(40)	(8)
Income (Loss) from the Operations of Discontinued Businesses, Net of Tax	(1)	4	4	39

Income (Loss) from Discontinued Operations, Net of Tax	(41)	4	(36)	31
Net Income (Loss)	$45	$(9)	$159	$142

Per Share Amounts: [1]
Basic Earnings (Loss) per Common Share:
Continuing Operations	$0.39	$(0.06)	$0.88	$0.50
Discontinued Operations	$(0.18)	$0.02	$(0.16)	$0.14
Basic Earnings (Loss) per Common Share	$0.20	$(0.04)	$0.71	$0.64
Diluted Earnings (Loss) per Common Share:
Continuing Operations	$0.38	$(0.06)	$0.87	$0.50
Discontinued Operations	$(0.18)	$0.02	$(0.16)	$0.14
Diluted Earnings (Loss) per Common Share	$0.20	$(0.04)	$0.71	$0.64
Weighted-Average Number of Common Shares Outstanding:
Basic	223.0	221.6	222.6	221.4
Diluted [2]	225.6	221.6	224.6	222.7

[1]	Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amounts presented.
[2]	Dilutive shares outstanding equal basic shares outstanding for the quarter ended March 31, 2010 as the impact would be anti-dilutive.

CareFusion News

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended March 31, 2011
		Discontinued	Nonrecurring
(in millions, except per common share amounts)	GAAP	Operations [1]	Items [2]	Adjusted [3]
Revenue [4]	$867	$—	$—	$867
Cost of Products Sold	420	—	—	420

Gross Margin	447		—	447
Selling, General and Administrative Expenses	263	—	(10)	253
Research and Development Expenses	39	—	—	39
Restructuring and Acquisition Integration Charges	14	—	(14)	—
Gain on the Sale of Assets	(15)	—	15	—

Operating Income	146	—	9	155
Interest Expense and Other, Net	19	—	—	19

Income Before Income Tax	127	—	9	136
Provision for Income Tax	41	—	1	42

Income from Continuing Operations	86	—	8	94
Discontinued Operations
Impairment Loss from Discontinued Businesses, Net of Tax	(40)	40	—	—
Loss from the Operations of Discontinued Businesses, Net of Tax	(1)	1	—	—

Loss from Discontinued Operations, Net of Tax	(41)	41	—	—
Net Income	$45	$41	$8	$94

Per Share Amounts: [5]
Basic Earnings per Common Share	$0.20	$0.18	$0.04	$0.42
Diluted Earnings per Common Share	$0.20	$0.18	$0.03	$0.42
Weighted-Average Number of Common Shares Outstanding:
Basic	223.0	223.0	223.0	223.0
Diluted	225.6	225.6	225.6	225.6
Effective Tax Rate	32.7%	n/a	17.9%	31.7%

[1]	Reflects the impact of the divestiture of the International Surgical Products (ISP) business.
[2]	Reflects nonrecurring charges primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, nonrecurring gain on the sale of assets and nonrecurring tax items.
[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]	Revenues increased $30 million for the quarter ended March 31, 2011 compared to 2010, or a $27 million increase on a constant currency basis.
[5]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

CareFusion News

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Nine Months Ended March 31, 2011
		Discontinued	Nonrecurring
(in millions, except per common share amounts)	GAAP	Operations [1]	Items [2]	Adjusted [3]
Revenue [4]	$2,564	$—	$—	$2,564
Cost of Products Sold	1,259	—	—	1,259

Gross Margin	1,305	—	—	1,305
Selling, General and Administrative Expenses	805	—	(38)	767
Research and Development Expenses	115	—	—	115
Restructuring and Acquisition Integration Charges	53	—	(53)	—
Gain on the Sale of Assets	(15)	—	15	—

Operating Income	347	—	76	423
Interest Expense and Other, Net	62	—	—	62

Income Before Income Tax	285	—	76	361
Provision for Income Taxes	90	—	18	108

Income from Continuing Operations	195	—	58	253
Discontinued Operations
Impairment Loss from Discontinued Businesses, Net of Tax	(40)	40	—	—
Income from the Operations of Discontinued Businesses, Net of Tax	4	(4)	—	—

Loss from Discontinued Operations, Net of Tax	(36)	36	—	—
Net Income	$159	$36	$58	$253

Per Share Amounts: [5]
Basic Earnings per Common Share	$0.71	$0.16	$0.26	$1.14
Diluted Earnings per Common Share	$0.71	$0.16	$0.26	$1.13
Weighted-Average Number of Common Shares Outstanding:
Basic	222.6	222.6	222.6	222.6
Diluted	224.6	224.6	224.6	224.6
Effective Tax Rate	31.7%	n/a	23.8%	30.0%

[1]	Reflects the impact of the divestiture of the International Surgical Products (ISP) business.
[2]	Reflects nonrecurring charges primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, nonrecurring gain on the sale of assets and nonrecurring tax items.
[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]	Revenues increased $22 million for the nine months ended March 31, 2011 compared to 2010, or a $26 million increase on a constant currency basis.
[5]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

CareFusion News

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended March 31, 2010
		Discontinued	Nonrecurring
(in millions, except per common share amounts)	GAAP	Operations [1]	Items [2]	Adjusted [3]
Revenue	$837	$—	$—	$837
Cost of Products Sold	423	—	—	423

Gross Margin	414	—	—	414
Selling, General and Administrative Expenses	285	—	(17)	268
Research and Development Expenses	42	—	—	42
Restructuring and Acquisition Integration Charges	1	—	(1)	—

Operating Income	86	—	18	104
Interest Expense and Other, Net	27	—	—	27

Income Before Income Tax	59	—	18	77
Provision for Income Tax	72	—	(48)	24

Income (Loss) from Continuing Operations	(13)	—	66	53
Discontinued Operations
Income from the Operations of Discontinued Businesses, Net of Tax	4	(4)	—	—

Income from Discontinued Operations, Net of Tax	4	(4)	—	—
Net Income (Loss)	$(9)	$(4)	$66	$53

Per Share Amounts: [4]
Basic Earnings (Loss) per Common Share	$(0.04)	$(0.02)	$0.30	$0.24
Diluted Earnings (Loss) per Common Share	$(0.04)	$(0.02)	$0.30	$0.24
Weighted-Average Number of Common Shares Outstanding:
Basic	221.6	221.6	221.6	221.6
Diluted [5]	221.6	221.6	221.6	221.6
Effective Tax Rate	122.8%	n/a	(258.3)%	31.7%

[1]	Reflects the impact of the divestiture of the International Surgical Products (ISP) business.
[2]

Reflects nonrecurring charges primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, nonrecurring charges related to a tax reserve adjustment ($58 million) for uncertain tax positions and nonrecurring tax items associated with the other non-tax adjustments. Certain nonrecurring costs previously reported were applicable to ISP and therefore were reclassified to be reflected as part of that business.

[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

[5]	Dilutive shares outstanding equal basic shares outstanding for the quarter ended March 31, 2010 as the impact would be anti-dilutive.

CareFusion News

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Nine Months Ended March 31, 2010
		Discontinued	Nonrecurring
(in millions, except per common share amounts)	GAAP	Operations [1]	Items [2]	Adjusted [3]
Revenue	$2,542	$—	$—	$2,542
Cost of Products Sold	1,263	—	—	1,263

Gross Margin	1,279	—	—	1,279
Selling, General and Administrative Expenses	834	—	(46)	788
Research and Development Expenses	115	—	—	115
Restructuring and Acquisition Integration Charges	7	—	(7)	—

Operating Income	323	—	53	376
Interest Expense and Other, Net	89	—	(22)	67

Income Before Income Tax	234	—	75	309
Provision for Income Tax	123	—	(35)	88

Income from Continuing Operations	111	—	110	221
Discontinued Operations
Loss from the Disposal of Discontinued Businesses, Net of Tax	(8)	8	—	—
Income from the Operations of Discontinued Businesses, Net of Tax	39	(39)	—	—

Income from Discontinued Operations, Net of Tax	31	(31)	—	—
Net Income	$142	$(31)	$110	$221

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.64	$(0.14)	$0.50	$1.00
Diluted Earnings per Common Share	$0.64	$(0.14)	$0.50	$0.99
Weighted-Average Number of Common Shares Outstanding:
Basic	221.4	221.4	221.4	221.4
Diluted	222.7	222.7	222.7	222.7
Effective Tax Rate	52.8%	n/a	(46.4)%	28.6%

[1]

Reflects the impact of (a) removing certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market that were previously part of the Clinical and Medical Products segment of Cardinal Health and were retained by Cardinal Health upon the spinoff, (b) the divestiture of the Company’s audiology business and (c) the divestiture of the International Surgical Products (ISP) business.

[2]

Reflects nonrecurring charges primarily related to the spinoff, nonrecurring restructuring and acquisition integration charges, nonrecurring charges related to the bridge loan entered into in connection with the spinoff, nonrecurring charges related to a tax reserve adjustment ($58 million) for uncertain tax positions and nonrecurring tax items associated with the other non-tax adjustments. Certain nonrecurring costs previously reported were applicable to ISP and therefore were reclassified to be reflected as part of that business.

[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

CareFusion News

CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended March 31, 2011
(in millions)	GAAP	Nonrecurring Items [1]	Adjusted [2]
Critical Care Technologies
Revenue	$661	$—	$661
Operating Income [3]	115	14	129
Medical Technologies and Services
Revenue	$206	$—	$206
Operating Income [3]	16	10	26

	Nine Months Ended March 31, 2011
(in millions)	GAAP	Nonrecurring Items [1]	Adjusted [2]
Critical Care Technologies
Revenue	$1,962	$—	$1,962
Operating Income [3]	298	59	357
Medical Technologies and Services
Revenue	$602	$—	$602
Operating Income [3]	34	32	66

	Quarter Ended March 31, 2010
(in millions)	GAAP [4]	Nonrecurring Items [1]	Adjusted [2]
Critical Care Technologies
Revenue	$629	$—	$629
Operating Income	77	13	90
Medical Technologies and Services
Revenue	$208	$—	$208
Operating Income	9	5	14

	Nine Months Ended March 31, 2010
(in millions)	GAAP [4]	Nonrecurring Items [1]	Adjusted [2]
Critical Care Technologies
Revenue	$1,928	$—	$1,928
Operating Income	289	38	327
Medical Technologies and Services
Revenue	$614	$—	$614
Operating Income	34	15	49

[1]

Reflects nonrecurring charges primarily related to the spinoff and nonrecurring restructuring and acquisition integration charges. Certain nonrecurring costs previously reported were applicable to the International Surgical Products (ISP) business and therefore were reclassified to be reflected as part of that business.

[2]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[3]

The $15 million gain on the sale of assets associated with the March 2011 divestiture of our OnSite Services business has not been allocated to segment results for the quarter and nine months ended March 31, 2011.

[4]	Previously reported amounts have been adjusted to reflect discontinued operations.